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                                                             Exhibit No. 10.66

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the __ day of March, 2001 by and between Hybridon, Inc., a Delaware corporation ("Hybridon") and the Lenders (as defined in the Fifth Amendment to the Loan and Security Agreement entered into as of December 4, 1998 between Hybridon and the Lenders thereunder).

         WHEREAS, Hybridon desires to sell shares of the capital stock of Methylgene Inc., a company organized under the laws of Quebec (the "Methylgene Shares") to Paul Capital Partners (the "Transaction");

         WHEREAS, the Methylgene Shares are subject to a security interest granted to the Lenders pursuant to that Loan and Security Agreement between Hybridon and Silicon Valley Bank, dated December 31, 1996, as amended, and purchased by the Lenders on November 20, 1998 (the "Loan Agreement");

         WHEREAS, a portion of the holders (the "Noteholders") of 8% Notes due 2002 of Hybridon (the "Notes") have agreed to convert their Notes into shares of Hybridon's Series B Preferred Stock (the "Series B"), pending the sale of the MethylGene Shares;

         WHEREAS, the Lenders desire that the Loan (as defined in the Loan Agreement), or a portion thereto, be prepaid by the Company by September 30, 2001.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hybridon and the Lenders agree as follows:

         1. Release and Waiver. Upon the execution of this Agreement, the Lenders shall execute and deliver to Hybridon the Release and Waiver (the "Release") attached hereto as Exhibit A, thereby releasing their entire interest in the MethylGene Shares, and waiving certain rights granted to them in the Loan Agreement pertaining to Hybridon's disposal of property.

         2. Waiver of Defaults. The Lenders hereby waive any existing defaults in the Minimum Liquidity and Tangible Net Worth Covenants (as such terms are defined in the Loan Agreement), and waive compliance by Hybridon with the Minimum Liquidity and Tangible Net Worth Covenants at least until September 30, 2001.

         3. Repayment.

                  (a) Upon the closing of the Transaction, Hybridon shall repay $1,800,000 of the outstanding principal Loan amount in the event 60% of Hybridon's holding of MethylGene Shares is sold. In the event Hybridon's entire holding of MethylGene Shares is sold in the Transaction, $3,000,000 of the outstanding principal Loan amount shall be repaid by Hybridon. In the event that an amount greater than 60% of Hybridon's holding of MethylGene Shares is sold, Hybridon's repayment amount shall increase at a rate of $30,000 per each percentage point over 60%. In no event shall Hybridon repay more than $3,000,000 of the outstanding principal Loan amount. Any repayment amount made by Hybridon hereunder shall be made proportionately among the Lenders based on the Lenders' respective interests in the Loan.

                  (b) In the event Hybridon pays the Lenders less than $3,000,000 from the proceeds of the Transaction, it shall invest an amount equal to the difference between $3,000,000 and the amount so paid (the "Differential Amount") in a segregated, interest-bearing instrument (the "Lenders' Money Market Instrument"), on a pro rata basis proportionate to each Lenders' interest in the Loan, and Hybridon shall deliver and pledge the Lenders' Money Market Instrument to the Lenders as Collateral under the Loan Agreement. The Lenders' Money Market Instrument shall be subject to and governed by the terms and conditions of this Agreement, the Loan Agreement, and the First Amended and Restated Subordination and Intercreditor Agreement, dated as of June 24, 2000, by and among Hybridon, the Lenders, and certain of Hybridon's other creditors (the "Intercreditor Agreement"). Upon the closing of any transaction or combination of transactions resulting in $10,000,000 or more of net proceeds to Hybridon, Hybridon shall pay the Lenders the Differential Amount, and (i) the pledge of the Lenders' Money Market Instrument shall be released, (ii) Hybridon shall be entitled to use the released funds as it sees fit, and (iii) the Lenders shall execute and deliver such instruments as may be necessary to effectuate the release.

                  (c) In addition, upon the closing of the Transaction, and separately from Section 3(b) above, Hybridon shall invest $811,000 in a segregated, interest-bearing instrument (the "Pecks Money Market Instrument"), and Hybridon shall deliver and pledge the Pecks Money Market Instrument to Pecks Management Partners ("Pecks") only, as Collateral under the Loan Agreement securing Hybridon's repayment of Pecks' interest in the remaining principal balance of the Loan. The Pecks Money Market Instrument shall be subject to and governed by the terms and conditions of this Agreement, the Loan Agreement, and the Intercreditor Agreement. Upon Hybridon's repayment in full of Pecks' interest in the Loan, (i) the pledge of the Pecks Money Market Instrument shall be released, (ii) Hybridon shall be entitled to use the released funds as it sees fit, and (iii) Pecks shall execute and deliver such instruments as may be necessary to effectuate the release.

                  (d) The parties agree to amend the Intercreditor Agreement as necessary to reflect the transactions contemplated by Sections 3(b) and 3(c) above

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(the "Amendment"). In the event the Intercreditor Agreement is terminated by
Hybridon's payment in full of its Senior Obligations (as that term is defined in the Intercreditor Agreement) prior to the Amendment, this Agreement shall remain in full force and effect, and parties' rights and obligations vis-a-vis each other shall be subject to and governed by this Agreement and the Loan Agreement.

                  (e) Hybridon's right to repay the balance of the Loan at any time, as granted under the Loan Agreement, shall continue after the date hereof.

         4. Conversion Price Adjustment. Upon closing of the Transaction, Hybridon agrees to execute an amendment to the Loan Agreement, lowering the conversion price on the remaining principal Loan balance from $2.40 to $1.50 per share, effective through September 30, 2001.

         5. Hybridon Option. In the event the remaining principal Loan balance is not repaid by Hybridon on or before September 30, 2001, Hybridon shall either
(i) repay the outstanding Loan balance in full, or (ii) execute an amendment to the Loan Agreement further lowering the conversion price on the remaining principal Loan balance from $1.50 to $.50 for the remaining life of the Loan.

         6. Representations and Warranties. Each of Hybridon and the Lenders severally represent and warrant solely as to themselves that, except as provided in the Loan Agreement:

                  (a) It has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement constitutes the legal, valid and binding obligation of the parties, enforceable against the parties in accordance with its terms; and

                  (c) It is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such party or the consummation of the transactions contemplated hereby.

         Each Lender also jointly represents and warrants to Hybridon that, except as provided in the Loan Agreement, it has good and marketable title to the portion of the principal of the Loan held by it, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

         7. Conditions. The parties' obligations hereunder are subject to those Noteholders who do not convert their Notes into Series B agreeing and acknowledging in writing that any security interest they may have in and to the

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Lenders' Money Market Instrument and the Pecks' Money Market Instrument shall be subordinate to the security interests of the Lenders therein.

         8. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                  (b) Amendment. This Agreement may be amended or modified only by a written instrument executed by Hybridon and the Lenders.

                  (c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                  (d) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns; provided, however, that no party shall assign this Agreement without the prior written consent of the other party.

                  (e) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         EXECUTED in counterparts as of the date set forth in the first paragraph hereof.

                                       HYBRIDON, INC.

                                       By:      _____________________________

                                       Name: _____________________________

                                       Title:     ____________________________

                                       LENDERS:

                                       FOUNDERS FINANCIAL GROUP

                                       By:      _____________________________

                                       Name: _____________________________

                                       Title:     ____________________________

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                                     DELAWARE STATE EMPLOYEES RETIREMENT FUND;
                                     DECLARATION OF TRUST FOR THE DEFINED
                                     BENEFIT PLANS OF ICI AMERICAN HOLDINGS,
                                     INC.; DECLARATION OF TRUST FOR THE
                                     DEFINED BENEFIT PLANS OF ZENECA HOLDINGS
                                     INC.; THE J.W. MCCONNELL FAMILY FOUNDATION.

                                     By: PECKS MANAGEMENT PARTNERS LTD.

                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------

                                     Title:
                                            ----------------------------------

                                     GENERAL MOTORS INVESTMENT MANAGEMENT
                                     CORPORATION, SOLELY IN ITS CAPACITY AS
                                     TRUSTEE FOR THE GENERAL MOTORS EMPLOYEES
                                     GLOBAL TRUST GROUP (AS DIRECTED BY
                                     GENERAL MOTORS INVESTMENT MANAGEMENT
                                     CORPORATION) AND NOT IN ITS INDIVIDUAL
                                     CAPACITY.

                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------

                                     Title:
                                            ----------------------------------

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                                    EXHIBIT A

                               RELEASE AND WAIVER

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